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                                                                     Exhibit 1.1


                                                             DRAFT: MAY 20, 2004


                           HOLLY ENERGY PARTNERS, L.P.



                            [6,000,000] COMMON UNITS


                     REPRESENTING LIMITED PARTNER INTERESTS


                                   ----------


                             UNDERWRITING AGREEMENT


                                                                   _______, 2004

Goldman, Sachs & Co.
A. G. Edwards & Sons, Inc.
Lehman Brothers Inc.
Raymond James & Associates, Inc.
UBS Investment Bank LLC
    c/o Goldman, Sachs & Co.,
100 Crescent Court, Suite 1000
Dallas, Texas  75201

Ladies and Gentlemen:

         Holly Energy Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP" or the "MLP"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of [6,000,000] common units representing limited partner interests in the Partnership ("COMMON UNITS") and, at the election of the Underwriters, up to [900,000] additional Common Units. The aggregate of [6,000,000] Common Units is herein called the "FIRM UNITS" and the aggregate of [900,000] additional Common Units is herein called the "OPTIONAL UNITS." The Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "UNITS." As part of the public offering of the Units contemplated hereby (the "OFFERING"), the Underwriters have agreed to reserve out of the Firm Units up to [300,000] Common Units for sale to certain officers, employees and directors of Holly (as defined below) or to persons who are otherwise associated or affiliated with the Partnership (collectively, the "PARTICIPANTS"), as set forth in the Prospectus (as defined in Section 1) under the caption "Underwriting" (the DIRECTED UNIT PROGRAM").



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         It is represented by the Holly Parties (as defined below) that the
Partnership was formed to acquire, own and operate certain refined product pipelines and distribution terminals primarily in West Texas, New Mexico, Utah and Arizona held by various subsidiaries of Holly Corporation, a Delaware corporation ("HOLLY"), as described more particularly in the Prospectus. At each Time of Delivery (as defined in Section 4), the Partnership will operate its business through HEP Operating Company, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP" or the "OLP"). HEP Logistics Holdings, L.P., a Delaware limited partnership (the "GENERAL PARTNER"), is the general partner of the Partnership. HEP Logistics GP, L.L.C., a Delaware limited liability company (the "OLP GP"), is the general partner of the Operating Partnership. Holly Logistic Services, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of Holly ("GP LLC") is the general partner of the General Partner. Navajo Pipeline Co., L.P., a Delaware limited partnership and an indirect wholly owned subsidiary of Holly ("NAVAJO PIPELINE"), is the sole limited partner of the General Partner. Holly, Navajo Pipeline, Navajo Refining Company, L.P., a Delaware limited partnership ("NAVAJO REFINING"), Woods Cross Refining Company, L.L.C., a Delaware limited liability company ("WOODS CROSS REFINING"), GP LLC, the General Partner, the Partnership, the Operating Partnership and the OLP GP are hereinafter referred to collectively as the "HOLLY PARTIES." The Holly Parties and the Operating Subsidiaries (as defined below) are hereinafter referred to collectively as the "HOLLY Entities." GP LLC, the General Partner, the Partnership, the Operating Partnership, the OLP GP, and the Operating Subsidiaries are hereinafter referred to collectively as the "PARTNERSHIP ENTITIES."

         It is represented by the Holly Parties that as of the date hereof:

         (a) HEP Pipeline GP, LLC, a Delaware limited liability company ("PIPELINE GP LLC"), is a wholly owned subsidiary of Navajo Pipeline;

         (b) HEP Pipeline LLC, a Delaware limited liability company ("PIPELINE LLC"), is a wholly owned subsidiary of Navajo Pipeline;

         (c) HEP Pipeline Assets Limited Partnership is a Delaware limited partnership ("PIPELINE ASSETS LP") in which Pipeline GP LLC is the general partner and Navajo Pipeline is the limited partner;

         (d) Navajo Southern, Inc., a Delaware corporation ("NAVAJO SOUTHERN"), is a wholly owned subsidiary of Navajo Pipeline;

         (e) HEP Refining LLC, a Delaware limited liability company ("REFINING LLC") is a wholly owned subsidiary of Navajo Refining;

         (f) HEP Refining GP LLC, a Delaware limited liability company ("REFINING GP") is a wholly owned subsidiary of Navajo Refining;

         (g) HEP Refining Assets, L.P. is a Delaware limited partnership ("REFINING ASSETS LP") in which Refining GP is the general partner and Refining LLC is the limited partner.



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         (h) Rio Grande Pipeline Company is a Texas general partnership ("RIO
GRANDE") in which Navajo Southern owns a 70% interest;

         (i) GP LLC is a wholly owned direct subsidiary of Navajo Pipeline;

         (j) The General Partner is the sole general partner of the Partnership and Holly is the sole limited partner of the Partnership. The General Partner owns a 2% general partner interest in the Partnership and Holly owns a 98% limited partner interest in the partnership;

         (k) OLP GP is a wholly owned direct subsidiary of the Partnership;

         (l) OLP GP is the sole general partner of the OLP. The Partnership is the sole limited partner of the OLP. OLP GP owns a .001% general partner interest in the OLP and the Partnership owns a 99.999% limited partner interest in the OLP;

         (m) HEP Mountain Home LLC, a Delaware limited liability company ("MOUNTAIN LLC") is a wholly owned subsidiary of Holly;

         (n) Woods Cross Refining is a wholly owned subsidiary of Navajo
Refining;

         (o) HEP Woods Cross LLC, a Delaware limited liability company ("WOODS CROSS LLC"), is a wholly owned subsidiary of Woods Cross Refining;

         (p) The Operating Partnership and the Operating Subsidiaries have executed and delivered a $125 million revolving credit facility (the "Bank Credit Agreement") for general partnership purposes.

         On or prior to the First Time of Delivery (as defined herein), the parties thereto will enter into a Contribution, Conveyance and Assumption Agreement (the "CONTRIBUTION AGREEMENT") pursuant to which the following transactions will occur:

         (a) Navajo Pipeline will contribute .001% of the stock of Navajo Southern to Pipeline GP LLC as a capital contribution.

         (b) Navajo Southern will file articles of conversion with the State of Delaware and convert to a limited partnership named HEP Navajo Southern LP ("NAVAJO SOUTHERN LP") (the "CONVERSION") designating Pipeline GP LLC as the general partner and Navajo Pipeline as the limited partner. [THIS STEP SHOULD OCCUR PRIOR TO THE CLOSING DATE TO AVOID HOLDING UP CLOSING.]

         (c) Navajo Pipeline will convey all of its Texas assets, other than working capital, to Pipeline Assets LP as a capital contribution (99.999% for itself and .001% on behalf of Pipeline GP LLC) and in exchange for an assumption by Pipeline Assets LP of certain liabilities of Navajo Pipeline.

         (d) Navajo Pipeline will convey all of its non-Texas assets, other than working capital, certain crude oil pipelines, and the interests in Pipeline GP LLC, GP LLC, the General Partner,



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Pipeline LLC, Navajo Southern LP and Pipeline Assets LP, to Pipeline LLC as a
capital contribution and in exchange for an assumption by Pipeline LLC of certain liabilities of Navajo Pipeline.

         (e) Holly will convey the Mountain Home terminal (and related assets other than working capital) to Mountain LLC as a capital contribution and in exchange for an assumption by Mountain LLC of certain liabilities of Holly.

         (f) Woods Cross Refining will convey the Woods Cross refinery truck rack and related assets to Woods Cross LLC as a capital contribution and in exchange for an assumption of certain liabilities of Woods Cross Refining.

         (g) Navajo Refining will convey certain Texas assets, other than working capital, to Refining Assets LP as a capital contribution (99.999% for itself and .001% on behalf of Refining GP) and in exchange for an assumption by Refining Assets LP of certain liabilities of Navajo Refining.

         (h) Navajo Refining will convey certain non-Texas assets, other than working capital and its interests in Refining Assets LP, Refining LLC, Refining GP and Woods Cross LLC, to Refining LLC as a capital contribution and in exchange for an assumption by Refining LLC of certain liabilities.

         (i) Navajo Pipeline will convey its interests in Pipeline Assets LP, Pipeline GP LLC, Navajo Southern LP and Pipeline LLC to the General Partner as a capital contribution (99.999% for itself and .001% on behalf of GP LLC) and in exchange for an assumption by the General Partner of certain liabilities of Navajo Pipeline.

         (j) The General Partner will contribute its interests in Pipeline Assets LP, Pipeline GP LLC, Navajo Southern LP and Pipeline LLC to the Partnership in exchange for (i) a continuation of its 2% general partner interest, (ii) the Incentive Distribution Rights (as defined in the Partnership Agreement (as defined herein)) (the "INCENTIVE DISTRIBUTION RIGHTS"), (iii) __________ subordinated units representing limited partner interests in the Partnership ("SUBORDINATED UNITS"), (iv) the right to receive $______, of which $_____ is intended to reimburse it for certain capital expenditures, (v) the right to receive the proceeds of the Bank Debt (as defined below) and (vi) the assumption by the Partnership of certain liabilities of the General Partner.

         (k) Holly will contribute its interest in Mountain LLC to the Partnership in exchange for (i) __________ Subordinated Units, (ii) the right to receive $__________, of which $__________ is intended to reimburse it for capital expenditures and (iii) the assumption by the Partnership of certain liabilities of Mountain LLC.

         (l) Navajo Refining will contribute its interest in Refining Assets LP, Refining GP, Refining LLC to the Partnership in exchange for (i) __________ Subordinated Units, (ii) the right to receive $__________, of which $__________ is intended to reimburse it for capital expenditures, and (iii) __________ Common Units and (iv) the assumption by the Partnership of certain liabilities of Refining Assets LP, Refining GP and Refining LLC.



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         (m) Woods Cross Refining will contribute all of its interest in Woods
Cross LLC to the Partnership in exchange for (i) _______________ Subordinated Units, (ii) the right to receive $_______________ of which $____________ is intended to reimburse it for capital expenditures and (iii) the assumption by the Partnership of certain liabilities of Woods Cross Refining.

         (n) The "Offering" of the Firm Units contemplated hereby will be consummated pursuant to which the public, through the Underwriters, will contribute $___,___.___ (net of the Underwriters' discount as provided for herein) to the Partnership in exchange for [6,000,000] Common Units;

         (o) The Partnership will distribute $_______ million of the net proceeds of the Offering to Holly and its affiliates, in part to reimburse them for certain capital expenditures, and will contribute $_____ million in net proceeds of the Offering proceeds and its interests in Navajo Southern LP, Pipeline Assets LP, Pipeline GP LLC, Pipeline LLC, Mountain LLC, Refining Assets LP, Refining GP, Refining LLC and Woods Cross LLC to the OLP as an additional capital contribution (99.999% for itself and .001% on behalf of OLP GP), in exchange for the assumption by the OLP of certain liabilities of the Partnership.

         (p) The OLP will contribute such net proceeds to the Operating LPs (as defined below) (99.999% for itself and .001% on behalf of its respective general partner) and to Pipeline LLC, Mountain LLC, Refining LLC and Woods Cross LLC.

         (q) The Operating Subsidiaries will use the cash contributed to them by the OLP to replenish working capital and to retire indebtedness.

         (r) The Operating Partnership will borrow $___ million pursuant to the Bank Credit Agreement (the "BANK DEBT") and will distribute the funds to the Partnership, which will distribute the funds to the General Partner.

         The conversion and transactions described above in clauses (a)-(r) are referred to as the "TRANSACTIONS." In connection with the Transactions, the parties to the Transactions entered or will enter into various bills of sale, assignments, conveyances, articles of conversion, contribution agreements and related documents. (collectively with the Contribution Agreement, the "CONTRIBUTION DOCUMENTS"). Pipeline Assets LP, Refining Assets LP and Navajo Southern LP are hereinafter referred to collectively as the "OPERATING LPS." Pipeline LLC, Pipeline GP LLC, Mountain LLC, Refining GP, Refining LLC and Woods Cross LLC are hereinafter referred to collectively as the "OPERATING LLCS." The Operating LPs, the Operating LLCs, and Rio Grande are hereinafter referred to collectively as the "OPERATING SUBSIDIARIES."

         1. Representations, Warranties and Agreements of the Holly Parties. The Holly Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

         (a) Registration. A registration statement on Form S-1 (File No. 333-113588) (the "INITIAL REGISTRATION STATEMENT") in respect of the Units has been filed with the Securities and Exchange Commission (the "COMMISSION" or the "SEC"); the Initial Registration Statement and any



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post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "RULE 462(b) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "ACT"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "PRELIMINARY PROSPECTUS"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "REGISTRATION STATEMENT"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS").

         (b) No Stop Order; No Material Misstatements or Omissions in Preliminary Prospectus(es). No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (c) No Material Misstatements or Omissions in Registration Statement or Prospectus. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and do not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the statements within the



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coverage of Rule 175(b) of the rules and regulations of the Commission made by the Partnership in such documents, including (but not limited to) any projections of results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (d) Formation and Qualification of the Partnership, the Operating Partnership, the General Partner, Navajo Pipeline, Navajo Refining and the Operating LPs. Each of the Partnership, the Operating Partnership, the General Partner, Navajo Pipeline, Navajo Refining, and the Operating LPs has been, or at the First Time of Delivery will be duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "DELAWARE LP ACT") with full partnership power and authority to own or lease its properties to be owned or leased at the First Time of Delivery, to assume the liabilities assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the First Time of Delivery, and, in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Partnership, the Operating Partnership, the General Partner and the Operating LPs is, or at the First Time of Delivery will be, duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Entities taken as a whole (a "MATERIAL ADVERSE EFFECT"), or
(ii) subject the limited partners of the Partnership to any material liability or disability.

         (e) Formation and Qualification of the OLP GP, GP LLC and the Operating LLCs. Each of the OLP GP, GP LLC and the Operating LLC has been, or at the First Time of Delivery will be duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "DELAWARE LLC ACT") with full limited liability company power and authority to own or lease its properties to be owned or leased at the First Time of Delivery, to assume the liabilities assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the First Time of Delivery, and in the case of the OLP GP and GP LLC, to act as the general partner of the Operating Partnership and the General Partner, respectively, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the OLP GP, GP LLC and the Operating LLCs is, or at the First Time of Delivery will be, duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.




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         (f) Formation and Good Standing of Holly and Navajo Southern. Each of
Holly and Navajo Southern has been duly incorporated and is validly existing in good standing under the Delaware General Corporation Law (the "DGCL") with full corporate power and authority to own or lease its properties to be owned or leased at the First Time of Delivery, to assume the liabilities assumed by it pursuant to the Contribution Documents, and to conduct its business to be conducted at the First Time of Delivery, and, in the case of Navajo Southern, to effect the Conversion, in each case in all material respects as described in the Registration Statement and the Prospectus.

         (g) Formation and Good Standing of Rio Grande Pipeline Company. Rio Grande has been duly formed and is validly existing in good standing as a general partnership under the laws of the State of Texas, with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

         (h) Ownership of the General Partner Interest in the Partnership. At each Time of Delivery, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Partnership as the same may be amended or restated at or prior to any Time of Delivery, the "Partnership Agreement"); and the General Partner will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges or claims.

         (i) Ownership of Sponsor Units. At the First Time of Delivery, after giving effect to the Transactions, (i) the General Partner will own ________________ Subordinated Units, (ii) Holly will own __________ Subordinated Units; (iii) Woods Cross will own __________ Subordinated Units and Navajo Refining will own ____________Common Units and __________ Subordinated Units (collectively, the "SPONSOR UNITS") and (iv) the General Partner will own all the Incentive Distribution Rights; and all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and each of the General Partner, Holly, Woods Cross and Navajo Refining will own such Sponsor Units and the General Partner will own the Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (j) Valid Issuance of the Units. At the First Time of Delivery, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Optional Units); at the First Time of Delivery or the Second Time of Delivery, as the case may be, the Firm Units or the Optional Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefore in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected



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by matters described in Section 17-607 of the Delaware LP Act); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at either Time of Delivery.

         (k) Ownership of the General Partner Interest in Operating Partnership. At each Time of Delivery, after giving effect to the Transactions, the OLP GP will be the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Operating Partnership (as the same may be amended or restated at or prior to each Time of Delivery, the "OPERATING PARTNERSHIP AGREEMENT"); and the OLP GP will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges or claims.

         (l) Ownership of the Limited Partner Interest in the Operating Partnership. At each Time of Delivery, after giving effect to the Transactions, the Partnership will be the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest will have been duly authorized and validly issued in accordance with the Operating Partnership Agreement and will be fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership will own such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (m) Ownership of the General Partner Interest in the General Partner. At each Time of Delivery, after giving effect to the Transactions, GP LLC will be the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement of the General Partner (as the same may be amended or restated at or prior to each Time of Delivery, the "GENERAL PARTNER PARTNERSHIP AGREEMENT"); and GP LLC will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability described in the Prospectus), security interests, equities, charges or claims.

         (n) Ownership of the Limited Partner Interest in the General Partner. At each Time of Delivery, after giving effect to the Transactions, Navajo Pipeline will be the sole limited partner of the General Partner with a 99.999% limited partner interest in the General Partner; such limited partner interest will have been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and will be fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and Navajo Pipeline will own such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (o) Ownership of GP LLC. At each Time of Delivery, after giving effect to the Transactions, Navajo Pipeline will own a 100% membership interest in GP LLC; such membership interest will be duly authorized and validly issued in accordance with the limited liability company



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agreement of GP LLC (as the same may be amended or restated at or prior to each
Time of Delivery, the "GP LLC AGREEMENT"), and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Navajo Pipeline will own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (p) Ownership of the Operating LLCs. At each Time of Delivery, after giving effect to the Transactions, the Operating Partnership will own a 100% membership interest in each of the Operating LLCs; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreements of the Operating LLCs (as the same may be amended or restated at or prior to each Time of Delivery, the "OPERATING SUBSIDIARIES LLC AGREEMENTS") and will be fully paid (to the extent required under the Operating Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership will own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising under the Bank Credit Agreement.

         (q) Ownership of Rio Grande. At each Time of Delivery, Navajo Southern LP will own a 70% general partner interest in Rio Grande; such partnership interest will be duly authorized and validly issued in accordance with the partnership agreement of Rio Grande; and Navajo Southern LP will own such partnership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising under the Bank Credit Agreement.

         (r) Ownership of Operating LPs. At each Time of Delivery, after giving effect to the Transactions:

                  (i) Pipeline LP. Pipeline GP LLC will be the sole general partner of Pipeline LP with a .001% general partner interest in Pipeline LP, such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of Pipeline LP; and Pipeline GP LLC will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges or claims; the Operating Partnership will be the sole limited partner of Pipeline LP with a 99.999% limited partner interest in Pipeline LP; such limited partner interest will have been duly authorized and validly issued in accordance with the partnership agreement of Pipeline LP, and will be fully paid (to the extent required under such partnership agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Operating Partnership will own such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (ii) Navajo Southern LP. Pipeline GP LLC will be the sole general partner of Navajo Southern LP with a .001% general partner interest in Navajo Southern LP, such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of Navajo Southern LP; and Pipeline GP LLC will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security



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interests, equities, charges or claims; the Operating Partnership will be the sole limited partner of Navajo Southern LP with a 99.999% limited partner interest in Navajo Southern LP; such limited partner interest will have been duly authorized and validly issued in accordance with the partnership agreement of Navajo Southern LP, and will be fully paid (to the extent required under such partnership agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Operating Partnership will own such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (iii) Refining LP. Refining GP will be the sole general partner of Refining LP with a .001% general partner interest in Refining LP, such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of Refining LP; and Refining GP will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges or claims; the Operating Partnership will be the sole limited partner of Refining LP with a 99.999% limited partner interest in Refining LP; such limited partner interest will have been duly authorized and validly issued in accordance with the partnership agreement of Refining LP, and will be fully paid (to the extent required under such partnership agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Operating Partnership will own such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (s) No Other Subsidiaries. Other than the Partnership's ownership of its limited partner interest in the Operating Partnership and a 100% membership interest in the OLP GP, the Operating Partnership's ownership of membership and partnership interests in the Operating Subsidiaries, none of the Partnership, the Operating Partnership or the Operating Subsidiaries owns, and at each Time of Delivery, none will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. The General Partner, the OLP GP and GP LLC do not own, and at each Time of Delivery will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than their respective partnership interests in the Partnership, the Operating Partnership, and the General Partner.

         (t) No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests in any Partnership Entity, in each case pursuant to the Partnership Agreement, the Operating Partnership Agreement, the General Partner Partnership Agreement, the GP LLC Agreement, the OLP GP LLC Agreement, the Operating Subsidiary LLC Agreements and the Operating Subsidiaries Partnership Agreements (collectively, the "ORGANIZATIONAL AGREEMENTS") or the certificates of limited partnership or formation and other organizational documents of the Partnership Entities (collectively with the Organizational Agreements, the "ORGANIZATIONAL DOCUMENTS") or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than as have been waived.

         (u) Effective Date of Conversion. The Conversion shall have become effective under the DGCL and the Delaware LP Act on or prior to the First Time of Delivery.

         (v) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Contribution Agreement and the Partnership Agreement. At each Time of Delivery, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Holly Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and Incentive Distribution Rights, the execution and delivery by the Holly Entities of the Operative Agreements (as defined in [SECTION 1(x)]) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

         (w) Enforceability of Underwriting Agreement. This Agreement has been duly executed and delivered by each of the Holly Parties, and constitutes the valid and legally binding agreement of each of the Holly Parties, enforceable against each of the Holly Parties in accordance with its terms, provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity and contribution provisions contained herein may be limited by applicable laws or public policy.

         (x) Enforceability of Other Agreements. At or before the First Time of
Delivery:

                  (i) The Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Holly as the "Organizational Limited Partner" and will be a valid and legally binding agreement of the General Partner and Holly as the Organizational Limited Partner, enforceable against the General Partner and Holly as the Organizational Limited Partner in accordance with its terms;

                  (ii) The Operating Partnership Agreement will have been duly authorized, executed and delivered by the OLP GP and the Partnership and will be a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against the OLP GP and the Partnership in accordance with its terms;

                  (iii) The General Partner Partnership Agreement will have been duly authorized, executed and delivered by each of GP LLC and Navajo Pipeline will be a valid and legally binding agreement of GP LLC and Navajo Pipeline, enforceable against each of them in accordance with its terms;

                  (iv) The GP LLC Agreement will have been duly authorized, executed and delivered by Navajo Pipeline and will be a valid and legally binding agreement of Navajo Pipeline, enforceable against Navajo Pipeline in accordance with its terms;

                  (v) Each of the Operating Subsidiaries LLC Agreements will be duly authorized, executed and delivered by the Operating Partnership and will be a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms;

                  (vi) Each of the Operating Subsidiaries Partnership Agreements will be duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto, enforceable against the parties thereto in accordance with its terms;

                  (vii) The Bank Credit Agreement will have been duly authorized, executed and delivered by the Operating Partnership and the Operating Subsidiaries and will be a valid and legally binding agreement of the Operating Partnership and the Operating Subsidiaries enforceable against the Operating Partnership and the Operating Subsidiaries in accordance with its terms;

                  (viii) Each of the Contribution Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto enforceable against such parties in accordance with its terms;

                  (ix) An omnibus agreement (the "OMNIBUS AGREEMENT") will have been duly authorized, executed and delivered by each of Holly, Navajo, the General Partner, GP LLC, the Partnership, the OLP GP, and the Operating Partnership and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;

                  (x) A pipeline and terminals agreement (the "THROUGHPUT AGREEMENT") will have been duly authorized, executed and delivered by each of Holly, Refining, Holly Refining and Marketing Company, a Delaware corporation, the General Partner, GP LLC, the Partnership, the OLP GP, and the Operating Partnership and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;

provided that, with respect to each agreement described in [THIS SECTION 1(x)], the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity and contribution provisions contained therein may be limited by applicable laws or public policy. The Organizational Agreements, the Bank Credit Agreement, the Contribution Documents, the Omnibus Agreement, and the Throughput Agreement are herein collectively referred to as the "OPERATIVE AGREEMENTS."

         (y) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Holly

Entities which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constituted or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Holly Entities, including the Organizational Documents, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Holly Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Holly Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Holly Entities, which conflicts, breaches, violations or defaults, in the case of clauses (ii),
(iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Holly Entities to perform their obligations under this Agreement or the Operative Documents.

         (z) No Consents. No consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Holly Entities party thereto, or the consummation by the Holly Entities of the transactions contemplated hereby and thereby (including the Transactions), except (i) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, (ii) for such consents which have been, or prior to the First Time of Delivery will be, obtained, and (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

         (aa) No Default. None of the Holly Entities is in (i) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) violation in any material respect of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Holly Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the Holly Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Holly Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

         (bb) Conformity of Securities to Description in Prospectus. The Units to be issued by the Partnership, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefore as provided herein, and the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus.

         (cc) Investment Company/Public Utility Holding Company. None of the Partnership Entities are, nor, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will be (i) an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

         (dd) No Business with Cuba. None of the Partnership Entities does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

         (ee) Independent Public Accountants. Ernst & Young LLP, who have certified the audited financial statements of the Partnership, the General Partner, Navajo Pipeline Co., L.P. (Predecessor) and Rio Grande included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants with respect to such entities as required by the Act and the rules and regulations of the Commission thereunder.

         (ff) Financial Statements. At March 31, 2004, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Preliminary Prospectus dated ___________, 2004 and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The selected historical and pro forma financial information set forth in the Registration Statement, the Preliminary Prospectus dated ___________, 2004 and the Prospectus (and any amendment or supplement thereto) under the caption "Selected Historical and Operating Data of Navajo Pipeline Co., L.P. (Predecessor), and Pro Forma Financial Data of Holly Energy Partners, L.P. (Successor)" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration

Statement, the Preliminary Prospectus dated ______, 2004 and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Holly Parties, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

         (gg) Litigation. Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which any of the Holly Entities is a party or of which any property of any of the Holly Entities is the subject which, if determined adversely to the Holly Entities, could reasonably be expected to, individually or in the aggregate have a Material Adverse Effect and, to the best of the Holly Parties' knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (hh) Sufficiency of Transferred Assets Under the Contribution Documents. The Contribution Documents will be legally sufficient to transfer or convey to the Operating Partnership and the Operating Subsidiaries all properties not already held by them that are, individually or in the aggregate, required to enable the Operating Partnership and the Operating Subsidiaries to conduct their operations in all material respects as contemplated by the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Prospectus. The Operating Partnership and the Operating Subsidiaries, as the case may be, upon execution and delivery of the Contribution Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership, except as disclosed in the Prospectus and the Contribution Documents.

         (ii) No Material Changes. None of the Holly Entities has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capitalization or long-term debt of any of the Partnership Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners' capital, members' equity, or results of operations of any of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

         (jj) Title to Real Property. At each Time of Delivery, the Operating Partnership and the Operating Subsidiaries, as the case may be, will have good and indefeasible title to all real property and good title to all personal property described in the Prospectus to be owned by the Operating Partnership and the Operating Subsidiaries, as the case may be, free and clear of all (i) liens and security interests except liens or security interests securing indebtedness incurred, assumed or agreed to by the Operating Partnership or any of the Operating Subsidiaries specifically listed in any of the Contribution

Documents or (ii) other claims and other encumbrances (other than liens or security interests) except (1) as described, and subject to the limitations contained, in the Prospectus or (2) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus, provided that, with respect to any real property and buildings held under lease by the Operating Partnership and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus.

         (kk) Rights-of-Way. At each Time of Delivery, each of the Partnership Entities will have, such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus which are not reasonably expected to have a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; other than as set forth, and subject to the limitations contained, in the Prospectus, each of the Partnership Entities has, or at each Time of Delivery will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

         (ll) Permits. At each Time of Delivery, each of the Partnership Entities will have such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; at each Time of Delivery, each of the Partnership Entities will have fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits will, at each Time of Delivery contain any restriction that is materially burdensome to the Partnership Entities taken as a whole.

         (mm) Books and Records. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that
(A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (nn) Tax Returns. Each of the Holly Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a Material Adverse Effect, or (ii) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

         (oo) No Environmental Problems. Except as described in the Registration Statement and the Prospectus, the Holly Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("ENVIRONMENTAL LAWS"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, and (iv) to the knowledge of the Holly Parties, do not have any liability in connection with the release into the environment of any Hazardous Materials, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases, would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

         (pp) No Labor Dispute. No material labor dispute with the employees of the Partnership Entities exists, or, to the knowledge of the Holly Parties, is imminent.

         (qq) Insurance. The Partnership Entities maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Time of Delivery.

         (rr) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Holly Parties, threatened, against any of the Holly Entities, or to which any of the Holly Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

         (ss) Private Placement. The sale and issuance of the Sponsor Units to the General Partner, Holly, Woods Cross, and Navajo Refining and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement and the Contribution Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

         (tt) No Distribution of Other Offering Materials. The Partnership Entities have not distributed and, prior to the later to occur of (i) the First Time of Delivery and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the general rules and regulations thereunder.

         (uu) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange (the "Exchange"), subject only to official notice of issuance.

         (vv) Directed Unit Sales. None of the Units distributed in connection with the Directed Unit Program will be offered or sold outside of the United States. None of the Holly Entities has offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Holly Entities to alter the customer's or supplier's level or type of business with the Holly Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Holly Entities or their products or services.

         (ww) Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

         (xx) Related Party Transactions. No relationship, direct or indirect, exists between or among any Holly Entity on the one hand, and the directors, officers, partners, customers or suppliers of any Holly Entity on the other hand, which is required to be described in the Prospectus which is not so described.

         (yy) Sarbanes-Oxley Act. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.

         2. Subject to the terms and conditions herein set forth, (a) the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at a purchase price per unit of $_____, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at the purchase price per unit set forth in clause (a) of this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional units) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.

         The Partnership hereby grants to the Underwriters the right to purchase at their election up to [900,000] Optional Units, at the purchase price per unit set forth in the paragraph above, for the sole purpose of covering sales of units in excess of the number of Firm Units. Any such election to purchase Optional Units may be exercised only by written notice from you to the Partnership, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Partnership otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Offering of Units by the Underwriters. Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

         4. Delivery and Payment for the Units. (a) The Units to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Partnership, shall be delivered by or on behalf of the Partnership to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefore by wire transfer of Federal (same-day) funds to the account specified by the Partnership to Goldman, Sachs & Co. at least forty-eight hours in advance. The Partnership will cause the certificates representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on _________, 2004 or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Units, or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the "FIRST TIME OF DELIVERY", such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY", and each such time and date for delivery is herein called a "TIME OF DELIVERY".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to Section [7(l)] hereof, will be delivered at the offices of Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, 75201-2975 (the "CLOSING LOCATION"), and the Units will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., Dallas time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. Further Agreements of the Holly Parties. Each of the Holly Parties agrees with each of the Underwriters:

         (a) Preparation of Prospectus and Registration Statement. To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

         (b) Qualification of Securities. Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction;

         (c) Copies of Documents to Underwriters. Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

         (d) Lock-Up Period. During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, hedge, contract to sell or otherwise dispose of, except as provided hereunder, any Common Units or any securities of the Partnership that are substantially similar to the Common Units, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

         (e) Reports to Unitholders. To make generally available to its unitholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158);

         (f) Copies of Public Documents. During a period of five years from the effective date of the Registration Statement, to furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, partnership equity and cash flows of the Partnership and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders a consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail;

         (g) Copies of Reports. During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to Unitholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Partnership is listed; and (ii) such additional information concerning the business and financial condition of the Partnership as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Partnership and its subsidiaries are consolidated in reports furnished to its Unitholders generally or to the Commission);

         (h) Use of Proceeds. To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

         (i) Listing. To use its best efforts to list, subject to notice of issuance, the Units on the Exchange;

         (j) Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

         (k) Rule 462(b) Registration Statement. If the Partnership elects to rely upon Rule 462(b), the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         (l) License. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Partnership's trademarks, servicemarks and logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units (the "LICENSE"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

         6. Expenses. Each of the Holly Parties covenants and agrees with one another and with the several Underwriters that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership's counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 5(b) [Qualification of Securities] hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Units on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Units; (vi) the cost of preparing certificates for the Units; (vii) the cost and charges of any transfer agent or registrar; and
(viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, the Partnership shall bear the cost of any other matters not directly relating to the sale and purchase of the Units pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Units by them, and any advertising expenses connected with any offers they may make.

         7. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Holly Parties herein are, at and as of such Time of Delivery, true and correct, the condition that the Holly Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Partnership has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

         (b) Baker Botts L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the issuance and sale of the Units, the Registration Statement and the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (c) Vinson & Elkins L.L.P., counsel for the Partnership, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) Formation and Qualification of the Partnership, the Operating Partnership, the General Partner, and the Operating LPs. Each of the Partnership, the Operating Partnership, the General Partner, and the Operating LPs has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties, to assume the liabilities assumed by it pursuant to the Contribution Documents and to conduct its business, and, in the case of the General Partner, to serve as the general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Partnership, the Operating Partnership, the General Partner and the Operating LPs is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.

                  (ii) Formation and Good Standing of the OLP GP, GP LLC and the Operating LLCs. Each of the OLP GP, GP LLC, and the Operating LLCs has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to assume the liabilities assumed by it pursuant to the Contribution Documents and to conduct its business, and, in the case of the OLP GP and GP LLC, to serve as the general partner of the OLP and the General Partner, respectively, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the OLP GP, GP LLC and the Operating LLCs is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.

                  (iii) Formation and Good Standing of Holly. Holly has been duly incorporated and is validly existing in good standing as a corporation under the DGCL with all necessary corporate power and authority to own or lease its properties to assume the liabilities assumed by it pursuant to the Contribution Documents, to conduct its business, in all material respects as described in the Registration Statement and the Prospectus.

                  (iv) Ownership of the General Partner Interest in the Partnership and the Incentive Distribution Rights. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all liens, encumbrances except restrictions on transferability as described in the Prospectus, security interests, equities charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  (v) Ownership of the Sponsor Units. The Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act). Holly owns _____ Subordinated Units, Woods Cross owns ____ Subordinated Units, Navajo Refining owns _____ Common Units and _____ Subordinated Units and the General Partner owns _____ subordinated Units and the Incentive Distribution Rights, in each case free and clear of all liens, encumbrances, security interests, equities charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holly, Woods Cross or Navajo Refining or the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, the Delaware LLC Act or the DGCL.

                  (vi) Valid Issuance of the Units. The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act) and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the First Time of Delivery.

                  (vii) Ownership of the General Partner Interest in the Operating Partnership. OLP GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the OLP GP owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLP GP as debtor is on file in the office of the Secretary of State of the State of Delaware or
(ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  (viii) Ownership of the Limited Partner Interest in the Operating Partnership. The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims
(i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  (ix) Ownership of the General Partner Interest in the General Partner. GP LLC is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement, and GP LLC owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  (x) Ownership of the Limited Partner Interest in the General Partner. Navajo Pipeline is the sole limited partner of the General Partner with a 99.999% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and is fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware Act); and Navajo Pipeline owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  (xi) Ownership of GP LLC. Navajo Pipeline owns a 100% membership interest in GP LLC; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Navajo Pipeline owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims
(i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Navajo Pipeline as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

                  (xii) Ownership of the Operating LLCs. The Operating Partnership owns a 100% membership interest in each of the Operating LLCs; such membership interests have been duly authorized and validly issued in accordance with the Operating Subsidiaries LLC Agreements and are fully paid (to the extent required under the Operating Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims
(i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising in connection with the Bank Credit Agreement.

                  (xiii) Ownership of Operating LPs. Pipeline GP LLC is the sole general partner of each of Pipeline LP and Navajo Southern LP with a .001% general partner interest in Pipeline LP and Navajo Southern LP, respectively. Refining GP is the sole general partner of Refining LP with a .001% general partner interest in Refining LP. Such general partner interests have been duly authorized and validly issued in accordance with the partnership agreements of Pipeline LP, Navajo Southern LP, or Refining LP, as the case may be; and Pipeline GP LLC or Refining LP, as the case may be, owns such general partner interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Pipeline GP LLC or Refining GP, as the case may be, as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

         The Operating Partnership is the sole limited partner of each of Pipeline LP, Navajo Southern LP and Refining LP with a 99.999% limited partner interest in each of Pipeline LP, Navajo Southern LP and Refining LP; such limited partner interests have been duly authorized and validly issued in accordance with the partnership agreements of Pipeline LP, Navajo Southern LP and Refining LP, respectively, and will be fully paid (to the extent required under each such partnership agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Operating Partnership owns each such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  (xiv) Ownership of Rio Grande. Navajo Southern LP owns a 70% general partner interest in Rio Grande; such partnership interest has been duly authorized and validly issued in accordance with the partnership agreement of Rio Grande; and Navajo Southern LP owns such partnership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State Delaware naming the Navajo Southern LP as debtor is on file in the office of the Secretary of Sate of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising in connection with the Bank Credit Agreement.

                  (xv) No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests in any Partnership Equity, in each case pursuant to the Organizational Documents or, to the knowledge of such counsel, any other agreement or instrument to which such entities are a party or by which any of them may be bound. To the knowledge of such counsel after due inquiry, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as have been waived.

                  (xvi) Conversion. The Conversion became effective under the DGCL and the Delaware LP Act on [date].

                  (xvii) Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Contribution Agreement and the Partnership Agreement.

                  (xviii) Due Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Holly Parties.

                  (xix) Enforceability of Other Agreements. Each of the Operative Agreements to which any of the Holly Entities is a party has been duly authorized and validly executed and delivered by each of the Holly Entities party thereto. Each of the Operative Agreements constitutes a valid and legally binding agreement of the Holly Entities party thereto, enforceable against each such Holly Entity in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

                  (xx) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units being delivered at such Time of Delivery, the execution, delivery and performance of this Agreement or the Operative Agreements by the Holly Entities which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions)
(i) constitutes or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Holly Entities, including the Organizational Documents, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any Operative Agreement or any other agreement filed as an exhibit to the Registration Statement or any agreement filed by Holly as an exhibit to any periodic report filed by Holly or incorporated by reference into a filing made by Holly with the Commission since March 10, 2004, (iii) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas, or federal law, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Holly Entities, which, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities taken as a whole or would materially impair the ability of any of the Holly Entities to perform their obligations under this Agreement or the Operative Agreements.

                  (xxi) No Consents. No consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any federal, Delaware or Texas court, governmental agency or body is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Holly Entities party thereto or the consummation by the Holly Entities of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) or for the conveyance of the properties located in the State of Texas purported to be conveyed to the Operating Partnership or the Operating Subsidiaries pursuant to the Conveyance Agreements, except (i) for such consents required under the Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which
(A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (iv) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, or (v) as disclosed in the Prospectus.

                  (xxii) Accuracy of Statements. The statements set forth in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Credit Agreement," "Business--Rate Regulation," "Business--Environmental Regulation," "Certain Relationships and Related Transactions," "Conflicts of Interest and Fiduciary Duties," "Description of the Common Units," "The Partnership Agreement," "Investment in Holly Energy Partners by Employee Benefit Plans," and "Underwriting," insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions "Prospectus Summary--The Offering," "Cash Distribution Policy," "Description of the Common Units," and "The Partnership Agreement."

                  (xxiii) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

                  (xxiv) Effectiveness of Registration Statement. The Registration Statement was declared effective under the Act on _______, 2004; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

                  (xxv) Compliance as to Form. The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to such Time of Delivery (other than the financial statements, notes or schedules included in the Registration Statement or Prospectus or other financial data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

                  (xxvi) Investment Company Act/Public Utility Holding Company Act. None of the Holly Parties is an "investment company" as such term is defined in the Investment Company Act, or (ii) a "public utility company" or "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (xxvii) Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any of the Holly Entities or to which any of the Holly Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

                  (xxviii) Private Placement. The offer, sale and issuance of the Sponsor Units to the General Partner, Holly, Woods Cross and Navajo Refining and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement and the Contribution Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto.

                  (xxix) No Additional Liability. Upon the consummation of the Transactions, the Partnership will not be liable under the laws of the State of Texas for the liabilities of the Operating Partnership or the Operating Subsidiaries and the Unitholders will not be liable under the laws of the State of Texas for the liabilities of the Partnership, the Operating Partnership or the Operating Subsidiaries, except in each case to the same extent as under the laws of the State of Delaware.

                  (xxx) No Violation of Law. The execution, delivery and performance of the Contribution Documents relating to the transfer of property in the State of Texas has not violated and will not violate any statute of the State of Texas or any rule, regulation or, to our knowledge, without independent investigation, any order of any agency of the State of Texas having jurisdiction over any of the Holly Entities or the Partnership Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the holders of Units or the operations conducted in the State of Texas by the Partnership Entities, taken as a whole.

                  (xxxi) Sufficiency of all Contribution Documents. Each of the Contribution Documents is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Texas as described in the Contribution Documents, subject to the conditions, reservations and limitations contained in the Contribution Documents; except motor vehicles or other property requiring conveyance of certificated title as to which the Conveyances are legally sufficient to compel delivery of such certificated title.

                  (xxxii) Recording of Deeds and Assignments. Each of the contributions documents transmitting real property (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of Texas, to the extent such recordation is required to evidence title to the properties covered thereby in the transferee thereunder and, upon proper recordation of any of such contribution documents transmitting real property in the State of Texas, will constitute notice to all third parties under the recordation statutes of the State of Texas concerning record title to the assets transferred thereby. Recordation in the office of the County Clerk for each county in which the Operating Partnership and the Operating Subsidiaries own property is the appropriate public office in the State of Texas for the recordation of deeds and assignments of interests in real property located in such county.

                  (xxxiii) Rights of Way. The Operating Partnership is entitled to exercise the power of eminent domain in the State of Texas to secure rights-of-way necessary to operate and maintain each of its common carrier pipelines.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and related schedules, including the notes thereto and auditor's report thereon, and (ii) the other information of a financial nature included in the Registration Statement as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements and related schedules, including the notes thereto and auditor's report thereon, and (ii) the other information of a financial nature included in the Prospectus as to which such counsel need not comment), as of its issue date and as of such Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Holly Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the States of Texas and New York, (D) with respect to the opinions expressed in paragraphs (i), (ii) and (iii) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Partnership, the Operating Partnership, the General Partner, GP LLC, OLP GP and the Operating Subsidiaries, state that such opinions are based upon the opinions of counsel provided pursuant to (e) below and upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Annex I to such opinion (each of which shall be dated as of a date not more than fourteen days prior to such Time of Delivery and shall be provided to you), (E) state that they express no opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy or descriptions of real or personal property, and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership Entities may be subject. You shall also have received on the First Time of Delivery, a copy of the opinion of Vinson & Elkins L.L.P. delivered pursuant to the Bank Credit Agreement, substantially in the form provided for therein, accompanied by a letter dated the Time of First Delivery and addressed to you from such counsel stating that you are entitled to rely on such opinion as if it were addressed to you.

         (d) W. John Glancy, counsel for the Partnership, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) No Default. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Holly Entities which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any agreement, lease or other instrument known to such counsel (excluding any Operative Agreement, any agreement filed as an exhibit to the Registration Statement and any agreement filed by Holly as an exhibit to any periodic report filed by Holly or incorporated by reference into a filing made by Holly with the Commission since March 10, 2004) to which any of the Holly Entities or any of their properties may be bound, or (ii) to the knowledge of such counsel, any order, judgment, decree or injunction of any federal, Texas or Delaware court or government agency or body directed to any of the Holly Entities or any of their properties in a proceeding to which any of them or their property is a party which breach, violation or default would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole or would materially impair the ability of any of the Holly Entities to perform their obligations under this Agreement or the Operative Agreements.

                  (ii) No Conflicts. To the knowledge of such counsel after due inquiry, none of the Holly Entities is in (i) violation of its certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, or (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which violation or breach, default or violation would, if continued, have a material adverse effect on the financial condition, business or results of operations of the Partnership Entity, taken as a whole, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Operative Agreements.

                  (iii) Permits. To the knowledge of such counsel after due inquiry, each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted or as contemplated by the Prospectus to be conducted; and, to the knowledge of such counsel after due inquiry, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted or as contemplated by the Prospectus to be conducted.

                  (iv) Litigation. Except as described in the Prospectus, to the knowledge of such counsel after due inquiry, there is no litigation, proceeding or governmental investigation pending or threatened against any of the Holly Entities or to which any of the Holly Entities is a party or to which any of their respective properties is subject, which, if adversely determined to such Holly Entities, would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole.

                  In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus, no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and related schedules, including the notes thereto and auditor's report thereon, and (ii) the other information of a financial nature included in the Registration Statement as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements or related schedules, including the notes thereto and auditor's report thereon and (ii) the other information of a financial nature included in the Prospectus, as to which such counsel need not comment), as of its issue date and as of such Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Holly Entities and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, (D) state that he expresses no opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy or descriptions of real or personal property, and (E) state that he expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership Entities may be subject.

         (e) In the case of the First Time of Delivery only, each of [name of local counsel] with respect to the State of New Mexico, [name of local counsel] with respect to the State of Arizona, and [name of local counsel] with respect to the State of Idaho, and [name of local counsel] with respect to the State of Utah, shall have furnished to you their written opinion, dated the First Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) Each of the General Partner, the Operating Partnership and the Operating LPs has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of [insert applicable state].

                  (ii) Each of GP LLC, the OLP GP and the Operating LLCs has been duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of [insert applicable state].

                  (iii) Each of the Partnership, the Operating Partnership and the Operating Subsidiaries has all requisite limited partnership power and authority under the laws of the State of [insert applicable state] to own or lease its properties and to conduct its business in the State of [insert applicable state], in each case in all material respects as described in the Prospectus; and upon the consummation of the Transactions the Partnership will not be liable under the laws of the State of [insert applicable state] for the liabilities of the Operating Partnership or the Operating Subsidiaries, and the Unitholders will not be liable under the laws of the State of [insert applicable state] for the liabilities of the Partnership, the Operating Partnership or the Operating Subsidiaries except in each case to the same extent as under the laws of the State of Delaware.

                  (iv) [New Mexico Opinion] Assuming that the Conversion was legally sufficient under applicable Delaware law to vest in Navajo Southern LP the assets of Navajo Southern, then the Conversion was legally sufficient under the law of the State of New Mexico to vest in Navajo Southern LP the assets of Navajo Southern located in the State of New Mexico.

                  (v) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body of the State of [insert applicable state] having jurisdiction over the Holly Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership, or for the conveyance of the properties located in the State of [insert applicable state] purported to be conveyed to the Operating Partnership pursuant to the Contribution Documents, except (A) for such consents required under the Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which (i) are of a routine or administrative nature,
(ii) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of [insert applicable state] by the Partnership Entities or (E) as disclosed in the Prospectus.

                  (vi) The execution, delivery and performance of the Contribution Documents relating to the transfer of property in the State of [insert applicable state] has not violated and will not violate any statute of the State of [insert applicable state] or any rule, regulation or, to our knowledge, without independent investigation, any order of any agency of the State of [insert applicable state] having jurisdiction over any of the Holly Entities or the Partnership Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the holders of Units or the operations conducted in the State of [insert applicable state] by the Partnership Entities, taken as a whole.

                  (vii) Each of the Contribution Documents is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of [insert applicable state] as described in the Contribution Documents, subject to the conditions, reservations and limitations contained in the Contribution Documents; except motor vehicles or other property requiring conveyance of certificated title as to which the Conveyances are legally sufficient to compel delivery of such certificated title.

                  (viii) Each of the deeds and real property assignments (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of [insert applicable state], to the extent such recordation is required to evidence title to the properties covered thereby in the transferee thereunder, and, upon proper recordation of any of such deeds and real property assignments in the State of [insert applicable state], will constitute notice to all third parties under the recordation statutes of the State of [insert applicable state] concerning record title to the assets transferred thereby; recordation in the office of the County Clerk for each county in which the Partnership or the Operating Partnership or the applicable Operating Subsidiary owns property is the appropriate public office in the State of [insert applicable state] for the recordation of deeds and assignments of interests in real property located in such county.

                  (ix) [New Mexico Opinion] The Operating Partnership is entitled to exercise the power of eminent domain in the State of New Mexico to secure rights-of-way necessary to operate and maintain each of its common carrier pipelines.

         In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of [insert applicable state], excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, and (E) with respect to the opinion in paragraph (i) rely upon certificates of foreign qualification provided by the Secretary of State of [insert applicable state] (each of which shall be dated as of the date not more than fourteen days prior to such Time of Delivery and provided to you.)

         In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and W. John Glancy are hereby authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel's prior written consent.

         (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(b) hereto).

         (g) (i) None of the Holly Entities shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the

Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capitalization or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, partners' equity, members' equity or results of operations of any of the Partnership Entities otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

         (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities of any Holly Entity by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of any Holly Entity.

         (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Partnership's securities or the securities of Holly on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or
(v) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

         (j) The Units to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

         (k) The Partnership has obtained and delivered to the Underwriters executed copies of an agreement from each officer and director of the GP LLC, substantially to the effect set forth in Subsection 5(d) [Lock-Up Period] hereof in form and substance satisfactory to you.

         (l) The Partnership shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

         (m) The Partnership shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Holly Parties satisfactory to you as to the accuracy of the representations and warranties of the Holly Parties herein at and as of such Time of Delivery, as to the performance by the Holly Parties all of their obligations hereunder to be performed at or prior to such

Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

         8. Indemnification.

         (a) The Holly Parties, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that each of the Holly Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (b) Each Underwriter will indemnify and hold harmless the Holly Parties against any losses, claims, damages or liabilities to which any of the Holly Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Holly Parties for any legal or other expenses reasonably incurred by the Holly Parties in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Holly Parties on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Holly Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Holly Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holly Parties on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Holly Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection
(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Holly Parties under this Section 8 shall be in addition to any liability which they may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of GP LLC (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of GP LLC) and to each person, if any, who controls the Holly Parties within the meaning of the Act.

         9. Underwriters.

         (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that it has so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

         (b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such

Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Partnership to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership, or any officer or director or controlling person of GP LLC, and shall survive delivery of and payment for the Units.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Partnership shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Partnership as provided herein, the Partnership will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Partnership shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives of the several Underwriters.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives of the several Underwriters in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
Attention: Registration Department; and if to the Partnership shall be delivered or sent by mail to the address of the Partnership set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership Entities and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of GP LLC and each person who controls or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us twelve counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and each of the Holly Parties. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                     Very truly yours,

                                     HOLLY ENERGY PARTNERS, L.P.

                                     By: HEP Logistics Holdings, L.P. its
                                         general partner

                                         By: Holly Logistic Services, L.L.C.,
                                             its general partner


                                             By:
                                                --------------------------------
                                                Matthew P. Clifton
                                                Chairman of the Board and
                                                Chief Executive Officer


                                     HEP OPERATING COMPANY, L.P.

                                     By: HEP Logistics GP, L.L.C., its
                                         general partner

                                         By:
                                            ------------------------------------
                                            Matthew P. Clifton
                                            Chairman of the Board and
                                            Chief Executive Officer

                                     HEP LOGISTICS HOLDINGS, L.P.

                                     By: Holly Logistic Services, L.L.C., its
                                         general partner

                                         By:
                                            ------------------------------------
                                            Matthew P. Clifton
                                            Chairman of the Board and
                                            Chief Executive Officer



                                     HOLLY LOGISTIC SERVICES, L.L.C.


                                         By:
                                            ------------------------------------
                                            Matthew P. Clifton
                                            Chairman of the Board and
                                            Chief Executive Officer


                                     HEP LOGISTICS GP, L.L.C.


                                     By:
                                        ----------------------------------------
                                        Matthew P. Clifton
                                        President


                                     NAVAJO PIPELINE CO., L.P.


                                     By:
                                        ----------------------------------------

                                        -------------------------------

                                        -------------------------------

                                     NAVAJO REFINING COMPANY, L.P.


                                     By:
                                        ----------------------------------------

                                        -------------------------------

                                        -------------------------------

                                     HOLLY CORPORATION


                                     By:
                                        ----------------------------------------
                                        Matthew P. Clifton
                                        President



                                     WOODS CROSS REFINING


                                     By:
                                        ----------------------------------------
                                        President

Accepted as of the date hereof:
Goldman, Sachs & Co.
A.G. Edwards & Sons, Inc.
Lehman Brothers Inc.
Raymond James & Associates, Inc.
UBS Investment Bank LLC


----------------------------------------------
           (Goldman, Sachs & Co.)
    On behalf of each of the Underwriters

                                                         SCHEDULE I
                                                                                                     NUMBER OF OPTIONAL
                                                                                                        UNITS TO BE
                                                                                 TOTAL NUMBER OF        PURCHASED IF
                                                                                    FIRM UNITS         MAXIMUM OPTION
                                 UNDERWRITER                                     TO BE PURCHASED         EXERCISED
-----------------------------------------------------------------------------    ---------------     ------------------
Goldman, Sachs & Co..........................................................
A.G. Edwards & Sons, Inc.....................................................
Lehman Brothers Inc..........................................................
Raymond James & Associates, Inc..............................................
                                                                                 ---------------      ---------------
UBS Investment Bank LLC......................................................
                                                                                 ---------------      ---------------
                        Total................................................         [6,000,000]            [900,000]
                                                                                 ===============      ===============

                                                                         ANNEX I

                             FOREIGN QUALIFICATIONS

Holly Energy Partners, L.P.
          Texas
          New Mexico

HEP Operating Company, L.P.
          Arizona
          Idaho
          Texas
          Utah

HEP Logistics Holdings, L.P.
          Arizona
          Idaho
          New Mexico
          Texas
          Utah

HEP Logistic Services, L.L.C.
          Arizona
          Idaho
          New Mexico
          Texas
          Utah

Each of Operating Subsidiaries
          New Mexico
          Texas

                                                                     ANNEX II(a)



                      [COMFORT LETTER OF ERNST & YOUNG LLP]

                                                                     ANNEX II(b)

         Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters];

                  (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                  (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                  (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                  (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:


                                    (A) (i) the unaudited consolidated
                           statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;


                                    (B) any other unaudited income statement
                           data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;


                                    (C) the unaudited financial statements which
                           were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;


                                    (D) any unaudited pro forma consolidated
                           condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;


                                    (E) as of a specified date not more than
                           five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and


                                    (F) for the period from the date of the
                           latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and


                  (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.